BY-LAWS

                                       OF

                          CAMBRIDGE ENERGY CORPORATION





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                                TABLE OF CONTENTS
                                                                     Page

ARTICLE I - OFFICES                                                    4

           1.1 Principal Office                                        4
           1.2 Other Offices                                           4

ARTICLE II - MEETING OF STOCKHOLDERS                                   4

           2.1    Place of Meeting                                     4
           2.2    Annual Meeting                                       4
           2.3    Voting List                                          4
           2.4    Special Meeting                                      4
           2.5    Notice of Meeting                                    4
           2.6    Quorum                                               4
           2.7    Voting                                               5
           2.8    Consent of Stockholders                              5
           2.9    Voting of Stock of Certain Holders                   5
           2.10   Treasury Stock                                       5
           2.11   Fixing Record Date                                   5

ARTICLE III - BOARD OF DIRECTORS                                       6

           3.1    Powers                                               6
           3.2    Numbers, Election and Term                           6
           3.3    Vacancies, Additional Directors/Removal From Office  6
           3.4    Regular Meeting                                      6
           3.5    Special Meeting                                      6
           3.6    Notice of Special Meeting                            6
           3.7    Quorum                                               7
           3.8    Action Without Meeting                               7
           3.9    Compensation                                         7
           3.10   Advisory Directors                                   7

ARTICLE IV - COMMITTEE OF DIRECTORS                                    7

           4.1    Committee: Designation, Powers, Name                 7
           4.2    Minutes                                              8
           4.3    Compensation                                         8

ARTICLE V - NOTICE                                                     8

           5.1    Methods of Giving Notice                             8
           5.2    Written Waiver                                       8

ARTICLE VI - OFFICERS                                                  8

           6.1    Officers                                             8
           6.2    Election and Term of Office                          8
           6.3    Removal and Resignation                              9
           6.4    Vacancies                                            9
           6.5    Salaries                                             9
           6.6    Chairman of the Board and Chief Executive Officer    9
           6.7    President                                            9
           6.8    Vice President                                       9
           6.9    Secretary                                           10
           6.10   Treasurer                                           10
           6.11   Assistant Secretary or Treasurer                    10

ARTICLE VII - CONTRACTS, CHECKS AND DEPOSITS                          10

         7.1      Contracts                                           10
         7.2      Checks, etc.                                        10
         7.3      Deposits                                            10
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                           TABLE OF CONTENTS Cont'd


ARTICLE VIII - CERTIFICATION OF STOCK                                 11

         8.1      Issuance                                            11
         8.2      Lost Certificates                                   11
         8.3      Transfers                                           11
         8.4      Registered Stockholders                             11
         8.5      Restrictions and Options                            12

ARTICLE IX - DIVIDENDS                                                12

         9.1      Declaration                                         12
         9.2      Reserve                                             12

ARTICLE X - INDEMNIFICATION                                           12

         10.1     Third Party Actions                                 12
         10.2     Actions by or in the Right of the Corporation       12
         10.3     Determination of Conduct                            13
         10.4     Payment of Expenses in Advance                      13
         10.5     Indemnity Not Exclusive                             13

ARTICLE XI - MISCELLANEOUS                                            13

         11.1     Seal                                                13
         11.2     Books                                               13
         11.3     Fiscal Year                                         13
         11.4     Severability                                        13

ARTICLE XII - EMPLOYMENT CONTRACTS                                    13

ARTICLE XIII - AMENDMENT OF BY-LAWS                                   14

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ARTICLE I - OFFICES

SECTION l.l - Principal Office. The principal office of the corporation shall be in the State of Florida in the City of Cocoa, County of Brevard.

SECTION l.2 - Other Offices. The corporation may also have offices at such other places both within and without the State of Florida, as the Board of Directors may from time to time determine or the business of the corporation may require.


ARTICLE II - MEETING OF STOCKHOLDERS

SECTION 2.l - Place of Meeting. All meetings of stockholders for the election of directors shall be held at such place, either within or without the State as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.2 - Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.3 - Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make available at every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.4 - Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or by the President or by the Board of Directors or by written order of a majority of the directors and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in amount of any class of the capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting. The Chairman of the Board or the President or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place, either within or without the State as the place for holding such meeting.

SECTION 2.5 - Notice of Meeting. Written notice of the annual, and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the meeting.

SECTION 2.6 - Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except at each election of directors and as otherwise provided by statute or by the Articles of Incorporation. At each meeting for the election of directors the holders of a majority of the issued and outstanding capital stock of each such class entitled to vote thereat, present in person or represented by proxy shall constitute a quorum. Notwithstanding the other provisions of the Articles of Incorporation or these By-Laws, the holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified.
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SECTION  2.7 -  Voting.  When  a  quorum  is  present  at  any  meeting  of  the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, or the Articles of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every Stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such Stockholder, bearing a date not more than eleven months prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

SECTION 2.8 - Consent of Stockholders. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

SECTION 2.9 - Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer or such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon .

SECTION 2.l0 - Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

SECTION 2.ll - Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a records date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment or rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such records date fixed as aforesaid.

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ARTICLE III - BOARD OF DIRECTORS

SECTION 3.l - Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

SECTION 3.2 - Number, Election and Term. The number of directors which shall constitute the whole Board shall be a minimum of one (1). The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3 and as provided in the Articles of Incorporation and each director elected shall hold office until his successor shall be elected and shall qualify. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. Directors need not be residents of the State or stockholders of the corporation. The holders of the voting stock shall be entitled to elect all directors.

SECTION 3.3 - Vacancies, Additional Directors and Removal From Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any director, or otherwise, then a special election shall be called to elect all directorships including those not currently vacant. If any new directorship is created by an increase in the authorized number of directors, then the directorship shall be filled by voting stock at a special meeting called for such purpose and a director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced. A director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

SECTION 3.4 - Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this By-laws, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution. Members of the Board of Directors, or of any committee designated by such Board, may participate in any regular or special meeting of such Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 3.5 - Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting, shall fix the time and any place, either within or without the State, as the place for holding such meeting.

SECTION 3.6 - Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any special meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the By-Laws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

SECTION 3.7 - Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.

SECTION 3.8 - Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these By-Laws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

SECTION 3.9 - Compensation. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these By-Laws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 3.l0 - Advisory Directors. The Board of Directors may establish the position of non-voting Advisory Director of such number and with such duties and compensation as the Board may, from time to time, determine.


ARTICLE IV - COMMITTEE OF DIRECTORS

SECTION 4.l - Committee: Designation, Powers, Name. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including an Executive Committee, each such committee to consist of two or more of the directors of the corporation. The committee shall have an may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The committee may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any member of the committee may be removed by a majority or the members of the Board of Directors with or without cause. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 4.2 - Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

SECTION 4.3 - Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

ARTICLE V - NOTICE

SECTION 5.l - Methods of Giving Notice. Whenever under the provisions of the statutes, the Articles of Incorporation, or these By-Laws, notice is required to be given to any director, member of any committee or stockholder. Such notice shall be in writing and delivered personally or mailed to such director, member or stockholder, provided that in the case of a director, or member of any committee, such notice may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed. In the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation. In the case of a director or a member of a committee, to such person at his business address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

SECTION 5.2 - Written Waiver. Whenever any notice is required to be given under the provision of the statutes, the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI - OFFICERS

SECTION 6.l - Officers. The officers of the corporation shall be a Chairman of the Board and Chief Executive Officer (the President may serve in this capacity at the direction of the Board of Directors), a President, one or more Vice Presidents, any one or more of which may be designated an Executive Vice President and a Vice President-Finance, a Secretary and a Treasurer. The Board of Directors may, by resolution, create the office of Vice Chairman of the Board and define the duties of such office. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices except as prohibited by law may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these By-Laws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. None of the officers need to be a director or stockholder of the corporation.

SECTION 6.2 - Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal.

SECTION 6.3 - Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.4 -Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 6.5 -Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Executive Committee, if any, or if there is no such committee, by the Board of Directors and no officer shall be prevented from receiving such salary by reason of his also being a director.

SECTION 6.6 - Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer shall be the principal executive officers of the corporation and shall preside at all meetings of the Board of Directors, or of the stockholders of the corporation. In the Chairman's absence, such duties shall be attended to by the President. The Chairman shall formulate and submit to the Board of Directors matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors. In the absence of the President, or in the event of his refusal or inability to act, the Chairman shall perform the duties and exercise the powers of the President.

SECTION 6.7 - President. The President shall be subject to the control of the Board of Directors and shall, in general, supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders. He may also preside at any such meeting attended by the Chairman of the Board if he is so designated by the Chairman. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors fully informed, and shall consult them concerning the business of the corporation. He may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these By-Laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. He shall vote, at the direction of the Board of Directors, all shares of stock of any other corporation standing in the name of the corporation and, in general, he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the stockholders, or the Board of Directors, from time to time.

SECTION 6.8 - Vice President. In the absence of the President and the Chairman, or in the event of their inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President), the Vice President-Finance shall perform the duties and exercise the powers of the President and/or Chairman and Chief Executive Officer. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, or the Board of Directors.

SECTION 6.9 - Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these By-Laws: (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the President, or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the President, or the Board of Directors.

SECTION 6.l0 - Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provision of Section 7.3 of these By-Laws, and in general, perform duties normally incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, or the Board of Directors.

SECTION 6.ll - Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer respectively, or by the President, or the Board of Directors. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities of his office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.


ARTICLE VII - CONTRACTS, CHECKS AND DEPOSITS

SECTION 7.l - Contracts. Subject to the provisions of Section 6.l, the Board of Directors or Executive committee may authorize any officer, officers, agent, or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.2 - Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner as shall be determined by the Board of Directors of Management Committee.

SECTION 7.3 - Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors or Executive Committee may select.


ARTICLE VIII - CERTIFICATES OF STOCK

SECTION 8.l - Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any certificate is countersigned (l) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, and other signature on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitation or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

SECTION 8.2 - Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

SECTION 8.3 - Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the Transfer Agent.

SECTION 8.4 - Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State.

SECTION 8.5 - Restrictions and Options. Shareholders may enter into agreements among themselves reasonably restricting the transferability of shares owned by them or defining rights granted among Shareholders to purchase and/or sell such shares.


ARTICLE IX - DIVIDENDS

SECTION 9.l - Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation if any and subject to the provisions of Section 9.2, shall be declared monthly by the Board of Directors at any regular or special meeting, provided and to the extent that cumulative profits to date exceed one-half of the operating expenses per month and provided that dividends are declared only to the extent that profits exceed such amount. Dividends shall be paid in cash, subject to the provisions of the Articles of Incorporation and applicable law.

SECTION 9.2 - Reserve. In no event shall a dividend be declared if cash on hand will as a result of the dividend be less than one-half of the month's expected operating expenses (the "Operating Reserve"). Before payment of any dividend there may also be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time in their absolute discretion think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish and such reserve in the manner in which it was created.


ARTICLE X - INDEMNIFICATION

SECTION l0.l - Third Party Actions. To the extent allowed by the State law, as same may be amended, and subject to the required procedure thereof, the corporation shall indemnify any person who was or is a party of is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION l0.2 - Actions by or in the Right of the Corporation. To the extent allowed by State law, as same may be amended, and subject to the required procedure thereof, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

SECTION l0.3 - Determination of Conduct. The determination that an officer, director, employee, or agent has met the applicable standard of conduct set forth in Sections l0.l and l0.2 (unless indemnification is ordered by a court or unless State law, as same may be amended, requires otherwise) shall be made (l) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the stockholders.

SECTION l0.4 - Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article X.

SECTION l0.5 - Indemnity Not Exclusive. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.


ARTICLE XI - MISCELLANEOUS

SECTION ll.l - Seal. The corporate seal shall be in such form as prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or otherwise reproduced.

 SECTION ll.2 - Books. The Books of the corporation may be kept (subject to any contrary provision contained in State law) outside the State or at the offices of the corporation, or at such other place or places as may be designated from time to time by the Board of Directors.

SECTION ll.3 - Fiscal Year. The fiscal year of the corporation shall be April l through March 3l.

SECTION ll.4 - Severability. The invalidity of any one or more of the provisions, clauses, sections or Articles hereof shall not affect the validity of the remaining provisions, clauses, sections or Articles.


ARTICLE XII - EMPLOYMENT CONTRACTS

         No contract of employment or amendment to a contract of employment between the Corporation and any person(s), firm(s), corporation(s), partnership(s), association(s) or other entity(s), or any combination of any of the above, whether oral or in writing, for a period of time to exceed 90 days shall be binding upon the corporation unless and until:

         (i) Such contract shall have been approved by a majority vote of the Board of Directors of the Corporation, called and held in accordance with the By-Laws and,

         (ii) Such approval of such contract by the Board of Directors of the Corporation shall have been ratified by a majority vote by class of each and every class of shares entitled to vote. Such vote of the shareholders shall be at a meeting of shareholders specifically called or such purpose, all requisite notices having been given in accordance with the corporation's Articles of Incorporation and its By-Laws relative to calls and notices for special meetings of shareholders.

         This paragraph of the By-Laws shall not be amended or eliminated until ratified by a majority vote by class of each and every class of shares entitled to vote. Such vote of the shareholders shall be at a meeting of shareholders specifically called for such purpose, all requisite notices having been given in accordance with the corporation's Articles of Incorporation and its By-Laws relative to calls and notices for special meetings of shareholders.


ARTICLE XIII - AMENDMENT OF BY-LAWS

         These By-Laws may be altered, amended or repealed and new by-laws be adopted by the Board of Directors and by the shareholders at any regular or special meeting thereof; provided, however, that a vote of more than eighty percent (80%) of shareholders in favor of change or amendment to these By-Laws shall be required before any such change or amendment to these By-Laws shall be effective,


ADOPTED at a meeting of the Directors of Cambridge Energy Corporation held the 29th day of March, 1996.


ATTEST:


BY: /s/ Lee M. Payne               BY: /s/ Perry D. West
-----------------------            -----------------------
   Secretary/Treasurer                 President